Exhibit 99.1

Lipocine to Host Virtual R&D Investor Event to Discuss LPCN 1154 (BRLIZIOTM)

as a Treatment for Postpartum Depression on July 9, 2025

SALT LAKE CITY, June 23, 2025 /PRNewswire/ — Lipocine Inc. (NASDAQ: LPCN), a biopharmaceutical company leveraging its proprietary technology platform to enable effective oral delivery of therapeutics, today announced that it will host a virtual research and development (R&D) investor event on Wednesday, July 9, 2025 at 11:00 AM ET featuring Kristina M. Deligiannidis, MD (Zucker Hillside Hospital, Northwell Health, New York), who will join company management to discuss the current treatment landscape and unmet needs in postpartum depression (PPD). To register, click here.

PPD is a common and serious mood disorder associated with adverse maternal and infant health outcomes. Effective, fast-acting treatment is critical for the well-being of the family.

The event will highlight Lipocine’s clinical programs with a focus on LPCN 1154 (BRLIZIOTM)1, a bioidentical to a naturally occurring neuroactive steroid. LPCN 1154 is being developed with the potential to be the first line option for rapid symptom relief in women with PPD. LPCN 1154 is targeted to have a 48-hour treatment duration in an outpatient setting through a convenient oral form.

The event will provide clinical, regulatory, and development updates, including details on the recently initiated Phase 3 registrational study which is expected to read out in Q2-2026.

A live Q&A session will follow the formal presentations.

About Kristina M. Deligiannidis, MD

Kristina M. Deligiannidis, MD received her medical degree from and completed her psychiatry residency and chief residency in psychopharmacology research at the University of Massachusetts Medical School. Prior to and during medical school she trained in neuroscience research at the National Institutes of Health (NIH). After residency she completed additional research training in behavioral endocrinology and experimental therapeutics at the NIH and in multimodal neuroimaging at the Martinos Center for Biomedical Imaging at Mass General Hospital.

Dr. Deligiannidis is the Director of Women’s Behavioral Health at Zucker Hillside Hospital, Northwell Health and a Professor of Psychiatry, Molecular Medicine and Obstetrics and Gynecology at the Donald and Barbara Zucker School of Medicine at Hofstra/Northwell. As a reproductive psychiatrist, she has expertise in treating women with mood and anxiety disorders linked to the menstrual cycle, perinatal and perimenopausal periods.

1 Brand name conditionally approved by the FDA

Dr. Deligiannidis is a nationally recognized leader in the field of perinatal depression and in novel therapeutics research. Her research program includes a focus in neurosteroids and hormones, and multimodal neuroimaging. Dr. Deligiannidis’s research is supported by NIH, foundation, donor and industry funding. For the past decade she served as a principal investigator on the series of clinical trials that led to the FDA approval of two rapid-acting antidepressants for postpartum depression.

Dr. Deligiannidis is a current Board of Directors member for the Marcé of North America, past Council member of the Society of Biological Psychiatry, past Board of Directors member for the American Society of Clinical Psychopharmacology and currently is a full member of the American College of Neuropsychopharmacology. Dr. Deligiannidis also serves as a reviewer on over 20 scientific journals and on Editorial Boards of national and international journals.

About LPCN 1154

LPCN 1154 is an oral formulation of brexanolone in development targeted for administration resulting in rapid relief of PPD. Brexanolone is a bioidentical to naturally occurring neuroactive steroid, allopregnanolone, a positive allosteric modulator of y-aminobutyric acid (GABA) receptor. LPCN 1154 is expected to have characteristics that could be particularly appealing to patients with PPD, acutely elevated suicide risk, and in whom rapid improvement is a priority while presenting no significant risk of adverse reactions to breastfed infants from exposure to brexanolone.

About Postpartum Depression and Unmet Needs

PPD is a major depressive disorder with onset either during pregnancy or within four weeks of delivery, with symptoms persisting up to 12 months after childbirth. Hormonal changes leading to GABA dysfunction are common in depression and pregnancy. Symptoms of PPD include hallmarks of major depression, including, but not limited to, sadness, depressed mood, loss of interest, change in appetite, insomnia, sleeping too much, fatigue, difficulty thinking/concentrating, excessive crying, fear of harming the baby/oneself, and/or thoughts of death or suicide. Results from a recent survey (Truist Securities Research, January 2024) show that obstetricians believe approximately 20-40% of their patients may suffer from PPD. In addition, 64% of women with PPD reported comorbid anxiety symptoms. Further, obstetricians are comfortable making a diagnosis and prescribing antidepressants for PPD. Traditional antidepressants, not approved for PPD, have slow onset of action, side effects such as weight gain, and do not demonstrate adequate remission post-acute treatment.

About Lipocine

Lipocine is a biopharmaceutical company leveraging its proprietary technology platform to enable effective oral delivery of therapeutics. Lipocine has drug candidates in development as well as drug candidates for which we are exploring partnerships. Our drug candidates represent enablement of differentiated, patient friendly oral delivery options for favorable benefit to risk profile which target large addressable markets with significant unmet medical needs.

Lipocine’s clinical development candidates include: LPCN 1154, oral brexanolone, for the potential treatment of postpartum depression, LPCN 2101 for the potential treatment of epilepsy, LPCN 2203 an oral candidate targeted for the management of essential tremor, LPCN 2401 an oral proprietary anabolic androgen receptor agonist, as an adjunct therapy to incretin mimetics, as an aid for improved body composition in obesity management and LPCN 1148, a novel androgen receptor agonist prodrug for oral administration targeted for the management of symptoms associated with liver cirrhosis. Lipocine is exploring partnering opportunities for LPCN 1107, our candidate for prevention of preterm birth, LPCN 1154, for rapid relief of postpartum depression, LPCN 2401 for obesity management, LPCN 1148, for the management of decompensated cirrhosis, and LPCN 1144, our candidate for treatment of metabolic dysfunction-associated steatohepatitis (MASH). TLANDO, a novel oral prodrug of testosterone containing testosterone undecanoate developed by Lipocine, is approved by the FDA for conditions associated with a deficiency of endogenous testosterone, also known as hypogonadism, in adult males. For more information, please visit www.lipocine.com.

Forward-Looking Statements

This release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include statements that are not historical facts regarding our product candidates and related clinical trials, our development of our product candidates and related efforts with the FDA, including with respect to LPCN 1154, our P3 safety and efficacy study relating to LPCN 1154, the timing and potential results of the safety and efficacy study relating to LPCN 1154, potential partnering of our product candidates with third parties, and the potential uses and benefits of our product candidates. Investors are cautioned that all such forward-looking statements involve risks and uncertainties, including, without limitation, the risks that we may not be successful in developing product candidates, we may not have sufficient capital to complete the development processes for our product candidates or we may decide to allocate our available capital to other product candidates, we may not be able to enter into partnerships or other strategic relationships to monetize our non-core assets, safety and efficacy studies, including those relating to LPCN 1154, may not be successful or may not provide results that would support the submission of a NDA, the FDA may not approve any of our products, risks related to our products, expected product benefits not being realized, clinical and regulatory expectations and plans not being realized, new regulatory developments and requirements, risks related to the FDA approval process including the receipt of regulatory approvals and our ability to utilize a streamlined approval pathway for LPCN 1154, the results and timing of clinical trials, patient acceptance of Lipocine’s products, the manufacturing and commercialization of Lipocine’s products, and other risks detailed in Lipocine’s filings with the SEC, including, without limitation, its Form 10-K and other reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Lipocine assumes no obligation to update or revise publicly any forward-looking statements contained in this release, except as required by law.

SOURCE Lipocine Inc.

For further information: Krista Fogarty, Phone: (801) 994-7383, kf@lipocine.com; Investors: PJ Kelleher, Phone: (617) 430-7579, pkelleher@lifesciadvisors.com